380313                                                  Date Approved:  07/23/98

   CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS HAVE BEEN OMITTED AND HAVE
                     BEEN SEPARATELY FILED WITH THE COMMISSION.


                           ST. PAUL BANK FOR COOPERATIVES

                                   LOAN AGREEMENT

Loan Agreement, Note Nos. 29180 / 39180 / 33061 / 35061 is hereby further amended in its entirety, to read as follows:

Borrower:                                                Application No. S-26918

DAKOTA GROWERS PASTA COMPANY
CARRINGTON, NORTH DAKOTA

                                    New Loan
                                    --------

                  $12,000,000.00 - Letter of Credit Commitment

                Present Loans                         Transferred Loan
                -------------                         ----------------
      $11,000,000.00 - Seasonal Loan
       28,000,000.00 - Term Loan             $12,000,000.00 - from Term Loan,
       17,724,007.58 - Term Loan                              Note No. 39180 to
       14,175,000.00 - Construction Term Loan                 Term Loan, Note
 ------------------                                           No. 39181NP
      $70,899,007.58

                                 Reinstated Loan
                                 ---------------

                   $1,950,000.00 - Construction Term Loan

                                   Total Loans
                                   -----------
                 $11,000,000.00  - Seasonal Loan, Note No. 29180
                  16,000,000.00  - Term Loan, Note No. 39181
                  12,000,000.00  - Term Loan, Note No. 39181NP*
                 [12,000,000.00] - Letter of Credit Commitment, Note No.
                                   39182NP*/**
                  17,724,007.58  - Term Loan, Note No. 33061
                  16,125,000.00  - Construction Term Loan, Note No. 35062
                 --------------
                 $72,849,007.58  - Total

*    NP indicates a non-patronage note.
** Note No. 39182NP will only be used to repay Note No. 39181NP. The maximum total indebtedness hereunder will not exceed $72,849,007.58.

(29180 / 39181 / 39181NP / 39182NP / 33061 / 35062)                       Page 1

The St. Paul Bank for Cooperatives (the "Bank") and Borrower agree to the above loans (the "Loans") to the Borrower. The Borrower's present indebtedness to the Bank and/or commitments outstanding (entitled Present Loans in the above heading) are consolidated and are made subject to all the terms and conditions of this loan agreement.

I.   PURPOSE
     The proceeds of the Loans shall be used as follows:

     A.   The Seasonal Loan shall be used for general operating purposes.

     B. Term Loans, Note No. 39181 and 39181NP, shall be used to refinance present Term Loan, Note No. 39180.

     C. Letter of Credit Commitment, Note No. 39182NP shall be used in the event that the Bank of North Dakota draws on the letter of credit in its favor in accordance with the terms and conditions thereof.

     D. Term Loan, Note No. 33061, was used to finance the construction of the pasta plant.

     E. Construction Term Loan, Note No. 35062, shall be used to finance the mill and pasta line expansion (the "Project").

II.  NOTES AND SECURITY
     Advances under this loan agreement, together with any existing indebtedness of the Borrower to the Bank, shall be evidenced by a promissory note or notes acceptable to the Bank, and shall be secured to the extent of all collateral presently held by the Bank; including but not limited to, all real estate mortgages and security agreements; and by an amendment of the continuing guaranty dated February 23, 1998 executed by Primo Piatto, Inc. (hereinafter called "PPI") in form acceptable to the Bank.

     All property under lien to the Bank as security for the Loans shall be collateral for all indebtedness of the Borrower to the Bank.

III. LIMITATION ON ADVANCES
     A. The total Seasonal Loan outstanding under this or any loan agreement between the Bank and the Borrower shall not exceed the amount shown in the above heading.

     B. Advances on the Seasonal Loan shall not exceed the sum of the following collateral values based on collateral reports to be submitted monthly (or more often at Borrower's discretion) in such form as required by the Bank:

          1. Eighty percent (80%) of accounts receivable acceptable to the Bank and not older than forty-five (45) days from the date of invoice.

          2. Sixty-five percent (65%) of the net market value (market value less selling expenses) of owned inventories of grain, semolina, flours, millfeeds, and finished pasta.

          3.   Fifty percent (50%) of supply inventories.

     C. Advances on Letter of Credit Commitment, Note No. 39182NP shall support a letter of credit issued by the Bank in favor of Bank of North Dakota following submission of satisfactory letter of credit application. The letter of credit shall be issued in an amount not to exceed $12,000,000.

     D. Construction progress reports shall be submitted to the Bank prior to each advance being made on the Construction Term Loan, Note No. 35062. Construction progress reports shall include:

          1.   A draw request;

          2.   Inspection reports; and

          3. Evidence that mechanics' and materialmen's lien waivers have been obtained for all work done on, and all materials supplied to, the Project which were paid for pursuant to the previous disbursement request.

IV.  INTEREST
     A. All Seasonal Loan balances hereunder shall bear interest at a variable rate of interest per annum (which is 7.69% as of July 23, 1998), which rate may vary from time to time based on the Bank's cost of funds (the "Applicable Rate"); provided, however, the fixed amounts (as defined in the "FIXED RATE SEASONAL ADVANCES AND MATURITIES" section of this loan agreement) shall bear such rates of interest as described in the statements. Variable rate balances (i.e., balances other than fixed amounts) under this Paragraph A shall be subject to Paragraph D of this Section IV commencing August 1, 1998.

     B. Through July 31, 1998, all outstanding Term Loan balances, excluding Note Nos. 39181NP and 39182NP, shall bear interest at a variable rate of interest per annum (which is 8.14% as of July 23, 1998), which rate may vary from time to time based on the Bank's cost of funds; provided, however, the fixed amounts (as defined in the "CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES" section of this loan agreement) shall bear such rates of interest as described in the statements.

     C. Commencing August 1, 1998, all outstanding Term Loan balances, excluding Note Nos. 39181NP and 39182NP, shall bear interest at a variable rate of interest per annum (which is 8.04% as of July 23, 1998); which rate may vary from time to time based on the Bank's cost of funds (the "Applicable Rate"); provided, however, the fixed amounts (as defined in the "CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES" section of this loan agreement) shall bear such rates of interest as described in the statements. Variable rate balances (i.e., balances other than fixed amounts) under this Paragraph C shall be subject to Paragraph D of this Section IV commencing August 1, 1998.

     D. This paragraph applies to (and only to) variable rate Seasonal and Term Loan balances (excluding balances under Note Nos. 39181NP and 39182NP) commencing August 1, 1998. During any time that the Borrower is not in compliance with the current ratio and debt service coverage ratio conditions (as defined in Section IX., paragraphs D and F, respectively, and measured at the times specified therein), all such variable rate balances shall bear interest at a rate *** basis points above the respective Applicable Rate. During any time that the Borrower is in compliance with such current ratio and debt service coverage ratio conditions, the interest rate shall be increased or decreased (or, as applicable, not changed) in accordance with the following Incentive Interest Rate Matrix based on Net Ownership Ratio (as defined in Section IX, Paragraph E and measured at the times specified therein):




     [* - Confidential treatment requested.]

          ----------------------------------------------------------------------
                             INCENTIVE INTEREST RATE MATRIX

          ----------------------------------------------------------------------
               NET OWNERSHIP        INCREASE / DECREASE  CHANGE TO INTEREST RATE
                   RATIO              TO INTEREST RATE       IN BASIS POINTS
          ----------------------------------------------------------------------
          Less than 40%                    *****                   ***

          ----------------------------------------------------------------------
          Less than ***% and               *****                   ***
            greater than or equal
            to ***%

          ----------------------------------------------------------------------
          Less than ***% and               *****                   ***
            greater than or equal
            to ***%

          ----------------------------------------------------------------------
          Less than ***% and               *****                   ***
            greater than or equal
            to ***%

          ----------------------------------------------------------------------
          Greater than or equal            *****                   ***
            to ***%

          ----------------------------------------------------------------------

          The interest rate change shall occur within one month after the Bank's receipt of the monthly compliance report.

     A. The interest rate on Term Loan, Note No. 39181NP shall be fixed to maturity at 25 basis points (0.25%) over the ten (10) year U.S. Constant Maturity Treasury Rate, as published in THE WALL STREET JOURNAL Midwest Edition, for the previous day. The interest rate on Term Loan, Note No. 39181NP, shall not be subject to Paragraph D of this Section IV.

     B. Any outstanding draws under the Letter of Credit Commitment, Note No. 39182NP, shall bear interest at the variable rate per annum equal to the highest prime rate, as published in THE WALL STREET JOURNAL Money Rate section, plus 200 basis points (2.0%). Interest rate changes will take place within seven business days from the time of publication in THE WALL STREET JOURNAL. The interest rate on Letter of Credit Commitment, Note No. 39182NP shall not be subject to Paragraph D of this Section IV.

     C. Interest on the Loans shall be payable on the last day of each calendar quarter or as the Bank may specify.

V.   FEES




     [* - Confidential treatment requested.]

     A. The Term Loans, except for Letter of Credit Commitment, Note No. 39182NP, shall be subject to an agency fee of 10 basis points (0.10%) on an annualized basis, on the daily outstanding balances and commitments payable on the last day of each calendar quarter, in arrears.

     B. The Letter of Credit Commitment, Note No. 39182NP shall be subject to a commitment fee of 62.5 basis points (0.625%) on an annualized basis, on the daily outstanding commitments payable on the last day of each calendar quarter, in arrears. This commitment fee shall be on a non-patronage basis.

     C. Borrower shall pay an origination fee of $8,000 payable on or before August 1, 1998.

VI.  FIXED RATE SEASONAL ADVANCES AND MATURITIES
     In accordance with and subject to the Bank's Fixed Rate Seasonal Loan Program, and subject to the Bank's overall program funding limitations, it is agreed the interest rate may be fixed on any seasonal loan indebtedness (the "fixed amount") made under this loan agreement as follows:

     A.   The minimum fixed amount shall be $100,000.

     B. Each fixed amount and each selected pricing maturity date will be treated as a separate indebtedness for interest rate designation and interest billing purposes.

     C. Fixed amount pricing maturities shall not be less than 15 days nor greater than 180 days from the day of advance to be based on the maturity selection of the Borrower; however, all fixed amounts shall have pricing maturities no later than July 31, 1999.

     D. The Borrower may receive same day interest rate quotes if a firm request is placed and accepted by the Bank before 12:01 p.m. (Central
          Time) on any business day. A firm request is one placed by telephone or in writing by an authorized representative of the Borrower.

     E. Fixed amounts shall be automatically converted to the variable rate seasonal loan at maturity.

     F. Fixed amounts cannot be repaid or repriced by the Borrower prior to their respective pricing maturity dates without being subject to prepayment penalties. Such penalties shall be determined according to a methodology specified by the Bank which preserves the Bank's yield on the fixed amount prepaid or repriced and which is based upon the difference between the Bank's cost of like funds to pricing maturity at the time of prepayment and the existing fixed rate on the fixed amount.

     G. Each fixed amount shall be summarized in the Daily Activity Statement (the "statement") to the Borrower. Each statement shall reference and confirm at least the following:

          1.   Note No. 29180.

          2.   The fixed amount and its Contract No.

          3.   The rate of interest.

          4.   The effective date.

          5.   The pricing maturity date.

     H. The Borrower agrees that the statement shall verify the understanding reached by the parties, and that the Borrower shall be bound by the statement without its signature; provided, however, if there is an error reflected in the statement, the Borrower shall notify the Bank of the error within five days after receipt of the statement and an appropriate correction will be made.

     I. If there is a question on the interest rate applicable to the fixed amount, the rate as established by the Bank for such amounts shall be controlling.

     J. Section IV., paragraph D. shall not apply to this Section VI., "FIXED RATE SEASONAL ADVANCES AND MATURITIES."

VII. CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES
     In accordance with and subject to the Bank's Customer Managed Fixed Rate Term Program and subject to the Bank's overall program funding limitations, it is agreed the interest rate may be fixed on any term loan indebtedness (the "fixed amount") under this loan agreement as follows:

     A.   The minimum fixed amount shall be $1,000,000.

     B. Each fixed amount and each selected pricing maturity date shall be treated as a separate indebtedness for interest rate designation and interest billing purposes.

     C. Fixed amount pricing maturities shall be for a minimum maturity of 60 days and a maximum of seven years.

     D. The Borrower shall have indebtedness under the variable rate term interest rate program or priced maturing fixed amounts against which to apply scheduled term loan payments as set forth in the "REPAYMENT" section of this loan agreement.

     E. The Borrower's selection of loan interest rate quotes and pricing maturities must be communicated to the Bank by 2:00 p.m. (Central
          Time) on the day prior to the fixed amount advance. If this selection deadline is not met, maturing fixed amounts shall automatically convert to the variable rate term loan.

     F. Fixed amounts cannot be repaid or repriced by the Borrower prior to their respective pricing maturity dates without being subject to prepayment penalties. Such penalties shall be determined according to a methodology specified by the Bank which preserves the Bank's yield on the fixed amount prepaid or repriced and which is based upon the difference between the Bank's cost of like funds to pricing maturity at the time of prepayment and the existing fixed rate on the fixed amount.

     G. Each fixed amount shall be summarized in the Daily Activity Statement (the "statement") to the Borrower. Each statement shall reference and confirm the following:

          1.   Note Nos. 39181 or 33061 or 35062.

          2.   The fixed amount and its Contract No.

          3.   The rate of interest.

          4.   The effective date.

          5.   The pricing maturity date.

     H. The Borrower agrees that the statement shall verify the understanding reached by the parties, and that the Borrower shall be bound by the statement without its signature; provided, however, if there is an error reflected in the statement, the Borrower shall notify the Bank of the error within five days after receipt of the statement and an appropriate correction will be made.

     I. If there is a question on the interest rate applicable to the fixed amount, the rate as established by the Bank for such amounts shall be controlling.

     J. Section IV., paragraph D. shall not apply to this Section VII., "CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES."

VIII.REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     A. The Borrower and PPI are duly organized, existing and in good standing under the laws of North Dakota and Minnesota, respectively. They have the power to own their properties and to carry on their business as now being conducted. They are duly qualified to do business and are in good standing in each jurisdiction in which the transaction of their business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on their business, operations, or properties, taken as a whole.

     B. The Borrower has full power and authority to execute, deliver, and perform under the terms of this loan agreement and the Borrower and PPI each has full power and authority to execute, deliver and perform under the terms of the notes, the security agreements, mortgages, and guaranty (collectively referred to as the "Loan and Security Documents") and all other documents and agreements contemplated by this loan agreement, all of which have been duly authorized by each respective party.

     C. All consents or approvals of any person which are necessary for, or are required as a condition of, the execution, delivery, and performance under the terms of the Loan and Security Documents have been obtained.

     D. The Loan and Security Documents each constitutes the legal, valid, and binding obligation of the Borrower and PPI, enforceable against the Borrower and PPI, in accordance with its respective terms.

     E. To the best of the Borrower's knowledge, there are no pending legal or governmental actions, proceedings, or investigations to which the Borrower or PPI is a party, or to which any property of the Borrower or PPI is subject, which might result in any material adverse change in the business or financial condition of the Borrower or PPI, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other person.

     F. There is no provision of the Borrower's articles of incorporation or bylaws and, to the best of the Borrower's knowledge after due inquiry, no provision of any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument, or any other agreement or document binding on the Borrower or PPI, or affecting their properties, which would conflict with or in any way prevent the execution, delivery, or performance of the Loan and Security Documents by the Borrower or PPI.

     G. To the best of the Borrower's knowledge, the Borrower and PPI each has duly and lawfully obtained, and is duly and lawfully maintaining in effect, all material, licenses, certificates, permits, qualifications, authorizations, and approvals which are required or necessary for the operation of its business, whether federal, state, or local.

     H. To the best of the Borrower's knowledge, neither the Borrower nor PPI has (1) any direct or contingent liability for any obligation of any other person and (2) any obligation to make a loan or advance to any person or to own, purchase, or acquire any stock, obligations, or securities of, or any other interests in, or to make any capital contribution to, any person.

IX.  FINANCIAL CONDITIONS
     While this loan agreement is in effect, the Borrower agrees to comply with the following financial conditions:

     A. CASH PATRONAGE: The Borrower will pay cash patronage in amounts necessary to qualify its patronage refunds as a qualified patronage dividend as defined in the Internal Revenue Code.

     B. DIVIDENDS: The Borrower will not pay cash dividends on capital stock in excess of minimum requirements, as stated in the Borrower's by-laws and/or stock certificates, without the prior written consent of the Bank, which consent will not be unreasonably withheld.

     C. REVOLVEMENT OF EQUITIES: The Borrower may not revolve, or otherwise pay out, any owner equity if such action would cause one or more of "FINANCIAL CONDITIONS" D., E., or F. under this loan agreement to be in a noncompliance position, without the prior written consent of the Bank, which consent will not be unreasonably withheld.

     D. CURRENT RATIO: The Borrower will maintain a current ratio (current assets divided by current liabilities) of not less than 1.35:1, measured at each month end.

     E. NET OWNERSHIP RATIO: The Borrower will maintain a net ownership ratio (total equity divided by the sum of working capital [current assets minus current liabilities] plus net fixed assets plus principal on capitalized and operating leases plus other assets) of not less than forty percent (40%), measured at each month end. Working capital may be adjusted to reflect a current ratio of 1.35:1.

     F. DEBT SERVICE COVERAGE RATIO: The Borrower will maintain a debt service coverage ratio of not less than 1.25:1, measured for the previous twelve month period ending July 31 of each year. The debt service coverage ratio shall be calculated as follows:

          After-tax net income

          Add:         Depreciation and Amortization Expense
          Less:        Deferred Patronage Received
                       Cash Patronage Declared Payable
                       Extraordinary Gains
          Equal to:    Adjusted Income from Operations
          Divided by:  Current Maturities of Long-Term Liabilities
                       (including principal on capitalized and operating leases)
          Equals:      Debt Service Coverage Ratio

X.   GENERAL CONDITIONS
     While this loan agreement is in effect, the Borrower agrees to comply with the following conditions:

     A. ELIGIBILITY STATUS: The Borrower will maintain its status as an eligible borrower as defined in the Farm Credit Act of 1971, as amended (12 U.S.C. 2129).

     B. STOCK INVESTMENT: The Borrower will purchase equities of the Bank in such amounts as prescribed by the Bank's capital plan and any amendments to the plan.

     C. NON-PATRONAGE LOANS: Term Loan, Note No. 39181NP and Letter of Credit Commitment, Note No. 39182NP shall be non-patronage loans. The Borrower foregoes any opportunity to purchase Bank equities or receive allocations of patronage earnings on Term Loan, Note No. 39181NP and Letter of Credit Commitment, Note No. 39182NP.

     D.   INSURANCE: The Borrower and PPI will maintain:

          1. Business and property insurance with financially sound insurers, in amounts sufficient to protect the Loans.

          2. Flood insurance as may be required by the Bank in accordance with applicable law including, but not limited to, regulations of the Farm Credit Administration.

          3. All appropriate grain licenses and all required grain buyers' and warehouse bonds.

          4. All-risk builder's risk insurance during the construction of the Project, in an amount equal to 100% of the replacement cost of the Project, in accordance with industry standards, providing all-risk coverage on the Project and materials stored on the Property and elsewhere, and including the perils of collapse, damage resulting from error in design or faulty workmanship or materials, or water damage.

     E. FINANCIAL INFORMATION: The Borrower will furnish the Bank audited annual financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP), and acceptable auditors' reports, within 120 days after the end of each fiscal year, annual operating budgets within 60 days after the end of each fiscal year; monthly financial statements prepared in accordance with GAAP within 30 days after the end of each month, and such other information as the Bank may request relative to the Borrower's business, and permit such examination of its books and records as the Bank may specify. The Borrower also agrees that parties preparing such financial information are authorized to release to the Bank such financial information as the Bank may request.

     F. COLLATERAL REPORTS: The Borrower will furnish the Bank collateral reports to be submitted in such form and frequency as required by the Bank.

     G. NEGATIVE PLEDGE: The Borrower will not mortgage, pledge, assign, or grant security interests in any assets to any other party without the prior written consent of the Bank, which consent will not be unreasonably withheld.

     H. CORPORATE DOCUMENTS: The Borrower will not amend its articles of incorporation, by-laws, growers agreement, nor its grain delivery payment policies without the consent of the Bank, which consent will not be unreasonably withheld.

     I. CONSTRUCTION PROGRESS REPORTS: The Borrower will furnish the Bank construction progress reports (including draw requests, inspection reports, and lien waivers) with each Construction Term Loan advance request.

     J.   ENVIRONMENTAL REPRESENTATIONS, CONDITIONS, AND INDEMNITY CLAUSE:
          Except as disclosed in writing to the Bank, the Borrower and PPI represents and agrees to the following:

          1. HAZARDOUS MATERIAL NOTICE: The Borrower represents that it has not received a notice from any governmental agency or other persons nor is there any present or threatened suit, investigation, or other proceeding, with regard to Hazardous Materials (defined in paragraph 7 below) on, in, or affecting its owned or leased property. It shall immediately give the Bank oral and written notice if it receives such a notice.

          2. NO VIOLATION OF ENVIRONMENTAL LAWS: The Borrower has not and will not violate any federal, state, or local environmental laws relating to or affecting its owned or leased property, which violation would have a material affect on the Borrower's business or materially affects the value of the collateral.

          3. NO RELEASES OF HAZARDOUS MATERIAL: There has been no release, nor shall the Borrower permit any release, of such nature requiring notification to proper authorities of any Hazardous Material onto the Borrower's owned or leased property.

          4. STORAGE TANK REGISTERED; NO LEAKS: All above ground and underground storage tanks have been duly registered with all applicable federal, state and local government authorities. The Borrower has no knowledge of any leaks from any of its above ground or underground storage tanks.

          5. INVESTIGATION OF RELEASED HAZARDOUS MATERIALS: If there is a suspected release of Hazardous Materials, the Borrower shall, at its own expense conduct all investigations, testing, and other actions, including an environmental audit made at the Bank's request, necessary to determine the extent (if any) of the release of Hazardous Materials and to clean up and remove all Hazardous Material in accordance with environmental laws.

          6. INDEMNITY: The Borrower agrees to indemnify, hold harmless, and defend the Bank against all claims of whatever kind (including attorneys', consultants', and experts' fees) paid or asserted against the Bank as a direct result of the Borrower's violation of any environmental law. This indemnity shall continue for the benefit of the Bank after the termination of this loan agreement or other loan or security documents.

          7. DEFINITION: Hazardous Material is defined as any toxic, radioactive, or hazardous substance, material, waste, pollutant, emission, or contaminant, including but not limited to: (a) asbestos, (b) urea formaldehyde, (c) the group of organic compounds known as polychlorinated biphenyls (PCBs), (d) any petroleum product and byproduct including but not limited to gasoline, fuel oil, crude oil, and the various constituents of such products, and (e) pesticides, fertilizers, and other agricultural chemicals.

XI.  REPAYMENT
     The indebtedness arising from the Loans shall be repaid as follows:

     A. The Seasonal Loan, Note No. 29180, of not to exceed $11,000,000 shall mature on January 31, 1999; provided, however, the Borrower shall make such payments from time to time as may be required to maintain the loan within the limits set forth in the "LIMITATION ON ADVANCES" section of this loan agreement; provided further, any balances outstanding under the fixed rate seasonal loan provisions shall mature as specified in the statement. Any outstanding fixed amounts as of January 31, 1999 shall be repaid no later than July 31, 1999.

     B. The Term Loan, Note No. 39181, of $16,000,000 shall be repaid by quarterly principal payments of One Million Dollars ($1,000,000) each, to be remitted to the Bank on or before March 31, June 30, September 30, and December 31 of each year; provided, however, that if the Borrower is not in default, it shall not be required to make payments that would accelerate the repayment of fixed interest rate balances. All outstanding balances shall be repaid by September 30, 2005.

     C. The new Term Loan, Note No. 39181NP, of $12,000,000, shall be repaid by annual principal payments of One Million Two Hundred Thousand Dollars ($1,200,000) each, to be remitted to the Bank on or before September 30 of each year, commencing on September 30, 1999. All outstanding balances shall be repaid by September 30, 2008.

     D. Advances made in support of Letter of Credit Commitment, Note No. 39182NP, of not to exceed $12,000,000, shall be payable on demand.

     E. The present Term Loan, Note No. 33061, of $17,724,007.58 shall be repaid by quarterly principal payments of Six Hundred Eighty-Five Thousand Dollars ($685,000) each, to be remitted to the Bank on or before March 31, June 30, September 30, and December 31 of each year; provided, however, that if the Borrower is not in default, it shall not be required to make payments that would accelerate the repayment of fixed interest rate balances. All outstanding balances shall be repaid by December 31, 2004.

     F. The present and reinstated Construction Term Loan, Note No. 35062, of $16,125,000 shall be repaid by quarterly principal payments of Six Hundred Twenty-Five Thousand Dollars ($625,000) each, to be remitted to the Bank on or before March 31, June 30, September 30, and December 31 of each year; provided, however, that if the Borrower is not in default, it shall not be required to make payments that would accelerate the repayment of fixed interest rate balances. All outstanding balances shall be repaid by December 31, 2004.

     In the absence of instructions from the Borrower, or if the Borrower is in default, the Bank, at its discretion, may apply repayments to the reduction of any of the indebtedness outstanding between the Bank and the Borrower.

XII. LATE FEE PENALTY
     Payments received fifteen (15) calendar days after the scheduled repayment date are subject to a late payment penalty equal to 1% of the past due amount but not less than $25.00 per transaction.

XIII.EXPIRATION
     The unadvanced portion of the Loans shall be cancelled as indicated below; provided, however, the Bank may, at its option, extend the expiration date of the Loans and the maturity date of the Seasonal Loan without notice to or consent of the Borrower.

          Seasonal Loan, Note No. 29180 - January 31, 1999
          Term Loan, Note No. 39181NP - August 1, 1998
          Letter of Credit Commitment, Note No. 39182NP - December 31, 2008,
            subject to decreased amounts provided for in the letter of credit. Construction Term Loan, Note No. 35062 - December 31, 1998

XIV. REINSTATEMENT
     In order to facilitate repayments and reborrowings under this loan agreement, the Bank is authorized to reinstate all sums repaid on the Seasonal Loan through the expiration date specified in this loan agreement; provided, however, that the total amount outstanding under this loan agreement shall not exceed the face amount of the Seasonal Loan; and provided, further, that the right of the Borrower to such reinstatement may be denied and cancelled at any time at the option of the Bank.

XV.  DEFAULT PROVISION
     If the Borrower shall fail to pay when due any amount on any of the Loans under this loan agreement, or on any other indebtedness of the Borrower secured hereby, or fail to observe or perform any of the provisions or representations of this loan agreement, or of any security agreement or mortgage, or shall be subject to the jurisdiction of a bankruptcy court whether by a voluntary filing or involuntary action, or shall be in default of the Note Purchase Agreement dated as of July 15, 1998, or any of the documents evidencing such Note Purchase Agreement or securing the obligation thereunder, the Borrower shall be in default. When the Borrower is in default, the Bank may declare by written notice to the Borrower that the Loans and other indebtedness are immediately due and payable. The Bank may then terminate its commitment to lend and cancel any reinstatement rights provided to the Borrower under this loan agreement, and proceed to enforce payment and exercise any or all of the rights afforded to the Bank by law or agreement. Upon demand, and as permitted by law, the Borrower shall reimburse the Bank for all attorneys' fees and costs incurred by the Bank in protecting or enforcing its rights or collateral, including reasonable attorneys' fees incurred by the Bank in a bankruptcy or receivership proceeding or in enforcing any judgment against the Borrower.

XVI. ACCEPTANCE
     This loan agreement is the full agreement under the terms and conditions of the Loans. It shall not be modified except in writing, and shall not become effective unless the Borrower shall, within 60 days from date, signify its acceptance of these terms and conditions by signing and returning a copy of this loan agreement to the Bank.

     BY DIRECTION of the loan committee this 23rd day of July, 1998.

     ST. PAUL BANK FOR COOPERATIVES

     By
        -------------------------------------
     Its  Senior Vice President
         ------------------------------------

     ACCEPTED AND AGREED TO:

     DAKOTA GROWERS PASTA COMPANY
     CARRINGTON, NORTH DAKOTA

     By
        -------------------------------------
     Its
         ------------------------------------
     Date
          -----------------------------------

     ACKNOWLEDGED BY AND AGREED TO AS TO SECTION VIII; AND SECTION X., PARAGRAPHS D. AND J.:

     PRIMO PIATTO, INC.
     NEW HOPE, MINNESOTA

     By
        -------------------------------------
     Its
         ------------------------------------
     Date
          -----------------------------------

                               NONNEGOTIABLE NOTE OF

                            DAKOTA GROWERS PASTA COMPANY

                              CARRINGTON, NORTH DAKOTA

                                   NOTE NO. 39181

$16,000,000.00                                                     July 23, 1998

     For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Sixteen Million and no/100 Dollars ($16,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, and required equity purchases, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

     This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest and required equity purchases) as shown to be owing by the records of the Bank, or its successors or assigns.

     In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

     If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest and required equity purchases.

                                   DAKOTA GROWERS PASTA COMPANY

                              By
                                ---------------------------
                                   Its  President

                              By
                                ---------------------------
                                   Its Secretary

                               NONNEGOTIABLE NOTE OF

                            DAKOTA GROWERS PASTA COMPANY

                              CARRINGTON, NORTH DAKOTA

                                  NOTE NO. 39181NP

$12,000,000.00                                                     July 23, 1998

     For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Twelve Million and no/100 Dollars ($12,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

     This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest) as shown to be owing by the records of the Bank, or its successors or assigns.

     In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

     If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest.

                                   DAKOTA GROWERS PASTA COMPANY

                              By
                                ---------------------------
                                   Its  President

                              By
                                ---------------------------
                                   Its Secretary

                               NONNEGOTIABLE NOTE OF

                            DAKOTA GROWERS PASTA COMPANY

                              CARRINGTON, NORTH DAKOTA

                                  NOTE NO. 39182NP

$12,000,000.00                                                     July 23, 1998

     For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Twelve Million and no/100 Dollars ($12,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

     This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest) as shown to be owing by the records of the Bank, or its successors or assigns.

     In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

     If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest.

                                   DAKOTA GROWERS PASTA COMPANY

                              By
                                ---------------------------
                                   Its  President

                              By
                                ---------------------------
                                   Its Secretary

                               NONNEGOTIABLE NOTE OF

                            DAKOTA GROWERS PASTA COMPANY

                              CARRINGTON, NORTH DAKOTA

                                   NOTE NO. 35062

$16,125,000.00                                                     July 23, 1998

     For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Sixteen Million One Hundred Twenty Five Thousand and no/100 Dollars ($16,125,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, and required equity purchases, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

     This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest and required equity purchases) as shown to be owing by the records of the Bank, or its successors or assigns.

     In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

     If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest and required equity purchases.

                                   DAKOTA GROWERS PASTA COMPANY

                              By
                                ---------------------------
                                   Its  President

                              By
                                ---------------------------
                                   Its Secretary